Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)

COMPASS Pathways plc
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(3)	Proposed Maximum Offering Price Per Unit(4)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity(1)	Ordinary Shares, nominal value £0.008 per share	457(r)	$ —	$ —	$ —	—	$ —
Fees to Be Paid	Equity(1)	American Depositary Shares representing Ordinary Shares, nominal value £0.008 per share	457(r)	—	—	—	—	—
Fees to Be Paid	Debt(1)	Debt Securities	457(r)	—	—	—	—	—
Fees to Be Paid	Other(1)	Warrants	457(r)	—	—	—	—	—
Fees to Be Paid	Other(1)	Units	457(r)	—	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf(1)		457(o)	—	—	$250,000,000	0.0000927	$23,175
Fees to Be Paid	Equity(1)(5)	American Depositary Shares representing Ordinary Shares, nominal value £0.008 per share	457(o)	—	—	$150,000,000	0.0000927	$13,905

Fees to Be Paid	Equity(2)	Ordinary Shares, nominal value £0.008 per share or American Depositary Shares representing Ordinary Shares	457(c)	18,656,743	(6)	$242,164,524.14	0.0000927	$22,448.65
Fees to Be Paid	Total Registration Fee:							$59,528.65
Carry Forward Securities
Carry Forward Securities	Equity	American Depositary Shares representing Ordinary Shares, nominal value £0.008 per share	457(b)	$150,000,000 (5)	N/A	$150,000,000			424(b)(5)	333-260145	October 8, 2021	$13,905
	Total Offering Amounts							$59,528.65
	Total Fees Previously Paid							—
	Total Fee Offsets							$13,905
	Net Fee Due							$45,623.65
(1)The amount to be registered consists of up to $400,000,000 of an indeterminate amount of ordinary shares, American Depositary Shares representing ordinary shares, debt securities, warrants and/or units that may be offered and sold from time to time in one or more offerings.
(2)Represents 18,656,743 ordinary shares or American Depositary Shares representing ordinary shares that may be offered and sold from time to time in one or more offerings by the selling security holders.
(3)Such indeterminate number or amount of ordinary shares, American Depositary Shares representing ordinary shares, debt securities, warrants and/or units to purchase any combination of the foregoing securities, as may from time to time be issued at indeterminate prices, and units composed of one or more of the foregoing securities, with an aggregate initial offering price not to exceed $400,000,000. Securities registered hereunder may be sold separately or together in any combination with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of ordinary shares or American Depositary Shares representing ordinary shares and amount of debt securities as may be issued upon conversion of or exchange for securities that provide for conversion or exchange, upon exercise of securities or pursuant to the antidilution provisions of any other securities.
(4)The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(5)The registrant previously paid a fee of $13,905 related to $150,000,000 of the registrant’s American Depositary Shares that may be issued and sold under a certain sales agreement with Cowen and Company, LLC pursuant to a prospectus supplement filed by the registrant on October 8, 2021. Of such American Depositary Shares, $150,000,000 remain unsold, and the registration fee in the amount of $13,905 related thereto is applied to the registrant’s total registration fee. Accordingly, the registrant is paying the registration fee due less the $13,905 that was previously paid.
(6)Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act of 1933 based on $12.98 which is the average of the high and low prices of the Registrant’s American Depositary Shares quoted on Nasdaq on February 22, 2022, which date is within five business days prior to filing.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims		—	—	—		—
Fee Offset Sources	COMPASS Pathways plc	F-3ASR	333-260145	October 8, 2021	October 8, 2021	$13,905	Equity	American Depositary Shares representing Ordinary Shares, nominal value £0.008 per share	N/A	$150,000,000	$13,905
Rule 457(p)
Fee Offset	—	—	—	—		—	—	—	—	—
Claims	—	—	—		—						—